Exhibit 99.1

FOR IMMEDIATE RELEASE

BMHC OBTAINS WAIVER FROM LENDERS

SAN FRANCISCO, February 5, 2008 - Building Materials Holding Corporation (NYSE: BLG), a leading provider of construction services and building materials to professional residential builders and contractors, today announced that it has obtained a temporary waiver of certain conditions to borrowing under its credit facility. The waiver allows the company to borrow up to $75 million, through February 29th, while it works to finalize a permanent amendment to the credit facility.

BMHC is in the process of finalizing its financial statements for the fourth quarter and full year 2007 and completing its year-end audit. During these year-end closing activities, the Company is negotiating with its lenders an amendment to its credit facility to reflect current market conditions. The Company expects that it will reach agreement with its lenders on the amendment in a timely manner and that its business operations will not be affected.

About BMHC

BMHC, a Fortune 1000 company, is one of the largest providers of residential construction services and building materials in the United States. We serve the homebuilding industry through two subsidiaries: SelectBuild provides construction services to high-volume production homebuilders in key growth markets across the country; BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states. To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS

There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1A of our most recent Form 10-K. These risks and uncertainties may include, but are not limited to:

•
demand for and supply of single-family homes, which is influenced by changes in the overall condition of the U.S. economy, including interest rates, job formation, consumer confidence and other important factors;

•	our business model;
•	the integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;
•	our ability to identify suitable acquisition candidates;
•	availability of and our ability to attract, train and retain qualified individuals;
•	our ability to implement and maintain cost structures that align with revenue growth;
•	changes in the business models of our customers may limit our ability to provide construction services and building products required by our customers;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	intense competition;
•	weather conditions, including natural catastrophic events;
•	exposure to construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares include, but are not limited to:

•	price for our shares may fluctuate significantly; and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraphs, and our ability to reach agreement with our lenders with respect to an amendment to our credit facility. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

CONTACTS:

•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC +1.415.627.9100
•	Lisa Laukkanen, The Blueshirt Group for BMHC +1.415.217.4967 lisa@blueshirtgroup.com